EX-99.16.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 18, 2011, relating to the financial statements and financial highlights which appear in the March 31, 2011 Annual Reports to Shareholders of Old Mutual High Yield Fund, (one of the funds constituting Old Mutual Funds II) which are also incorporated by reference into the Registration Statement.

/s/PricewaterhouseCoopers LLP
October 28, 2011